ISSUER FREE WRITING PROSPECTUS NO. 1606AB Filed Pursuant to Rule 433 Registration Statement No. 333-162195 Dated August 31, 2012 Deutsche Bank AG Buffered Return Optimization Securities
Linked to the S&P 500® Index due on or about September 30, 2014
Investment Description
Buffered Return Optimization Securities (the “Securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of the S&P 500® Index (the “Index”). If the Final Index Level is greater than the Initial Index Level, the Issuer will repay the Face Amount of the Securities at maturity and pay a return equal to 2.00 (the “Multiplier”) times the Index Return, up to the Maximum Gain of between 18.50% and 23.50% (the actual Maximum Gain will be determined on the Trade Date). If the Final Index Level is equal to or less than the Initial Index Level, but its percentage decline is less than the Buffer Amount of 10.00%, the Issuer will repay the full Face Amount at maturity. However, if the Final Index Level is below the Initial Index Level and its percentage decline is more than the Buffer Amount, the Issuer will repay less than the full Face Amount, resulting in a loss on the Face Amount that is equal to the percentage decline in the Index in excess of the Buffer Amount. Investing in the Securities involves significant risks. You may lose up to 90.00% of the Face Amount per Security. You will not receive dividends or other distributions paid on any stocks included in the Index. Downside market exposure to the Index is buffered only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of the Face Amount, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the Securities and you could lose your entire initial investment.
Features	Key Dates1
❑ Enhanced Growth Potential — At maturity, the Securities enhance any positive Index Return up to the Maximum Gain. In this case, the Issuer will repay the Face Amount and pay a return equal to the Multiplier times the Index Return, up to the Maximum Gain of between 18.50% and 23.50% (the actual Maximum Gain will be determined on the Trade Date). If the Final Index Level is below the Initial Index Level, investors will be exposed to any decline in the Index in excess of the Buffer Amount at maturity.

❑ Buffered Downside Market Exposure — If you hold the Securities to maturity and the Index Return is zero or negative but the percentage decline of the Final Index Level below the Initial Index Level is less than the Buffer Amount, the Issuer will repay the Face Amount. However, if the Final Index Level is below the Initial Index Level and its percentage decline is more than the Buffer Amount, the Issuer will pay you less than the Face Amount, resulting in a loss on the Face Amount that is equal to the percentage decline in the Index in excess of the Buffer Amount. You may lose up to 90.00% of the Face Amount per Security. Downside market exposure to the Index is buffered only if you hold the Securities to maturity. Any payment on the Securities is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the Securities and you could lose your entire initial investment.
	Trade Date Settlement Date Final Valuation Date2 Maturity Date2 1Expected. 2See page 3 for additional details	September 25, 2012 September 28, 2012 September 24, 2014 September 30, 2014

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT SECURITIES. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY YOUR FULL INITIAL INVESTMENT IN THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE DOWNSIDE MARKET RISK SIMILAR TO THE INDEX, SUBJECT TO THE BUFFER AMOUNT. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 4 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 7 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE UP TO 90.00% OF THE FACE AMOUNT OF THE SECURITIES.

Security Offering
We are offering Buffered Return Optimization Securities linked to the performance of the S&P 500® Index. The return on the Securities is subject to, and limited by, the Maximum Gain. The Maximum Gain and the Initial Index Level will be determined on the Trade Date. The Securities are our unsubordinated and unsecured obligations and are offered for a minimum investment of 100 Securities at the price to public described below.
Index	Multiplier	Maximum Gain	Initial Index Level	Buffer Amount	CUSIP/ ISIN
S&P 500® Index (Ticker: SPX)	2.00	18.50% - 23.50%		10.00%	25154V177 / US25154V1778

See “Additional Terms Specific to the Securities” in this free writing prospectus. The Securities will have the terms specified in underlying supplement No. 1 dated September 29, 2009, product supplement AB dated March 1, 2011, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 29, 2009, as modified and supplemented by this free writing prospectus. The terms of the Securities as set forth in this free writing prospectus, to the extent they differ from those set forth in the accompanying product supplement, will supersede the terms set forth in such product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying underlying supplement, the accompanying prospectus, the prospectus supplement and product supplement AB. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Offering of Securities	Price to Public(1)	Discounts and Commissions(1)	Proceeds to Us
Buffered Return Optimization Securities linked to the S&P 500® Index
Per Security	$10.00	$0.20	$9.80
Total	$	$	$
(1)
With respect to sales to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment adviser, UBS Financial Services Inc. will act as placement agent for such sales at an Issue Price of $9.80 per Security and will not receive a sales commission. For more information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities
You should read this free writing prospectus, together with the underlying supplement No. 1 dated September 29, 2009, product supplement AB dated March 1, 2011, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 29, 2009. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Underlying supplement No. 1 dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200168/d424b21.pdf

♦	Product supplement AB dated March 1, 2011:
http://www.sec.gov/Archives/edgar/data/1159508/000119312511052573/d424b21.pdf

♦	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

♦	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this free writing prospectus relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement, underlying supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. We will notify you in the event of any changes to the terms of the Securities, and you will be asked to accept such changes in connection with your purchase of the Securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the Securities.

If the terms described in this free writing prospectus are inconsistent with those described in the accompanying underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “Securities” refers to the Buffered Return Optimization Securities that are offered hereby, unless the context otherwise requires. This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

All references to “Buffered Return Optimization Securities” in this free writing prospectus shall be deemed to refer to “Return Optimization Securities” as defined in the accompanying product supplement.

Investor Suitability
The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 4 of this free writing prospectus and “Risk Factors” on page 7 of the accompanying product supplement.

The Securities may be suitable for you if, among other considerations:	The Securities may not be suitable for you if, among other considerations:

♦ You fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 90.00% of the Face Amount.

♦ You can tolerate a loss of a substantial portion of your investment and are willing to make an investment that has similar downside market risk as an investment in the Index or in the stocks included in the Index, subject to the Buffer Amount at maturity.

♦ You believe that the level of the Index will increase over the term of the Securities and are willing to give up any appreciation in excess of the Maximum Gain of between 18.50% and 23.50% (the actual Maximum Gain will be determined on the Trade Date).

♦ You understand and accept that your potential return is limited by the Maximum Gain and you would be willing to invest in the Securities if the Maximum Gain was set equal to the bottom of the range indicated on the cover hereof (the actual Maximum Gain will be determined on the Trade Date).

♦ You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Index.

♦ You do not seek current income from this investment and are willing to forgo dividends or other distributions paid on the stocks included in the Index.

♦ You are willing to hold the Securities, which have a term of two years, to maturity and accept that there may be little or no secondary market for the Securities.

♦ You are willing to assume the credit risk of Deutsche Bank AG for all payments under the Securities, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you and you could lose your entire investment.

♦ You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 90.00% of the Face Amount.

♦ You require an investment designed to guarantee a full return of the Face Amount at maturity.

♦ You cannot tolerate the loss of any of your investment, and you are not willing to make an investment that has similar downside market risk as an investment in the Index or in the stocks included in the Index, subject to the Buffer Amount at maturity.

♦ You believe that the level of the Index will decline during the term of the Securities and the Final Index Level is likely to have declined below the Initial Index Level by a percentage that is more than the Buffer Amount, or you believe the Index will appreciate over the term of the Securities by more than the Maximum Gain.

♦ You seek an investment that participates in the full appreciation in the level of the Index or that has unlimited return potential, or you would be unwilling to invest in the Securities if the Maximum Gain was set equal to the bottom of the range of between 18.50% and 23.50% (the actual Maximum Gain will be determined on the Trade Date).

♦ You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Index.

♦ You seek current income from this investment or prefer to receive the dividends and any other distributions paid on the stocks included in the Index.

♦ You are unable or unwilling to hold the Securities, which have a term of two years, to maturity or you seek an investment for which there will be an active secondary market.

♦ You are not willing to assume the credit risk of Deutsche Bank AG for all payments under the Securities including any repayment of the Face Amount.

Indicative Terms		Investment Timeline
Issuer	Deutsche Bank AG, London Branch
Issue Price	$10.00 per Security for brokerage account investors; $9.80 per Security for certain advisory account investors (both subject to a minimum purchase of 100 Securities)
Face Amount	$10.00 per Security. The Payment at Maturity will be based on the Face Amount.
Term	2 years
Trade Date1	September 25, 2012
Settlement Date1	September 28, 2012
Final Valuation Date1, 2	September 24, 2014
Maturity Date1, 2, 3	September 30, 2014
Index	S&P 500® Index (Ticker: SPX)
Multiplier	2.00
Maximum Gain	18.50% to 23.50%. The actual Maximum Gain will be determined on the Trade Date.
Buffer Amount	10.00%
Payment at Maturity (per $10.00 Security)
If the Index Return is positive, Deutsche Bank AG will pay you a cash payment per Security that provides you with the Face Amount of $10.00 per Security plus a return equal to the Index Return multiplied by 2.00, subject to the Maximum Gain, calculated as follows:

$10.00 + ($10.00 x the lesser of (i) Index Return x Multiplier and (ii) Maximum Gain)

If the Index Return is zero or negative and the percentage decline from the Initial Index Level to the Final Index Level is equal to or less than the Buffer Amount, Deutsche Bank AG will pay you a cash payment of $10.00 per $10.00 Security.

If the Index Return is negative and the percentage decline from the Initial Index Level to the Final Index Level is greater than the Buffer Amount, Deutsche Bank AG will pay you a cash payment that is less than the full Face Amount of $10.00 per Security, resulting in a loss on the Face Amount that is equal to the percentage decline in the Index in excess of the Buffer Amount, calculated as follows:

$10.00 + [$10.00 x (Index Return + Buffer Amount)]

In this scenario, you will lose 1.00% of the Face Amount for every 1.00% the Final Index Level is less than the Initial Index Level in excess of the Buffer Amount and you will lose up to 90.00% of the Face Amount.

Index Return	Final Index Level – Initial Index Level Initial Index Level
Initial Index Level	The closing level of the Index on the Trade Date
Final Index Level	The closing level of the Index on the Final Valuation Date
INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE UP TO 90.00% OF THE FACE AMOUNT OF THE SECURITIES. ANY PAYMENT ON THE SECURITIES IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

1
In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date may be changed so that the stated term of the Securities remains the same.

2	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
3
Notwithstanding what is provided under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement, in the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed.

Key Risks
An investment in the Securities involves significant risks. Some of the risks that apply to an investment in the Securities offered hereby are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement AB. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities offered hereby.

♦
Your Investment in the Securities May Result in a Loss — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily repay the full Face Amount at maturity. The return on the Securities at maturity is linked to the performance of the Index and will depend on whether, and the extent to which, the Index Return is positive or negative and if the Index Return is negative, whether the Final Index Level is less than the Initial Index Level by a percentage greater than the Buffer Amount. If the Final Index Level is less than the Initial Index Level by a percentage greater than the Buffer Amount, Deutsche Bank AG will pay you less than the full Face Amount at maturity, resulting in a loss on the Face Amount that is equal to the percentage decline in the Index in excess of the Buffer Amount. Accordingly, you may lose up to 90.00% of the Face Amount of the Securities if the Final Index Level is less than the Initial Index Level by a percentage greater than the Buffer Amount.

♦
The Multiplier Only Applies if You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the return you realize may not reflect the full economic effect of the Multiplier or the Securities themselves and may be less than the Index’s return even if such return is positive and does not exceed the Maximum Gain. You can receive the full benefit of the Multiplier and receive the Maximum Gain on the Securities from the Issuer only if you hold the Securities to maturity.

♦
Capped Appreciation Potential — If the Index Return is positive, you will be entitled to receive at maturity only the Face Amount plus an amount equal to the lesser of (i) the Index Return times the Multiplier and (ii) the Maximum Gain of between 18.50% and 23.50%. The actual Maximum Gain will be determined on the Trade Date. Your return on the Securities is subject to, and limited by, the Maximum Gain, regardless of any further increase in the level of the Index, which may be significant. Accordingly, the maximum Payment at Maturity will be between $11.85 and $12.35 per $10.00 Security. As a result, the return on an investment in the Securities may be less than the return on a hypothetical direct investment in the Index.

♦
Downside Market Exposure to the Index is Buffered Only if You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss even if the percentage decline in the Index level at such time is not more than the Buffer Amount.

♦	No Coupon Payments — Deutsche Bank AG will not pay you coupon payments on the Securities.

♦
Risks Related to the Credit of the Issuer — The Securities are unsubordinated and unsecured debt obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of the Face Amount, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities and you could lose your entire investment.

♦
No Dividend Payments or Voting Rights — As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of component stocks underlying the Index would have.

♦
Investing in the Securities Is Not the Same as Investing in the Index or the Stocks Composing the Index — The return on your Securities may not reflect the return you would realize if you were able to invest directly in the Index, the stocks composing the Index or a security linked directly to the uncapped performance of the Index.

♦
There May Be Little or No Secondary Market for the Securities — The Securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates intend to offer to purchase the Securities in the secondary market but are not required to do so and may cease such market-making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the Securities.

♦
Price Prior to Maturity Is Affected by Many Factors — While we expect that, generally, the level of the Index will affect the value of the Securities prior to maturity more than any other single factor, the value of the Securities will also be affected by a number of economic and market factors that may either offset or magnify each other. Such factors include the volatility of the Index; the composition of the Index; the dividend rate on the stocks composing the Index and changes that affect those stocks and their issuers; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of Deutsche Bank AG, including actual or anticipated downgrades in our credit ratings.

♦
The Securities Have Certain Built-in Costs — While the Payment at Maturity described in this free writing prospectus is based on the Face Amount, the Issue Price of the Securities includes the estimated cost of hedging our obligations under the Securities through one or more of our affiliates and the agents’ commission applicable to brokerage account investors. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price at which Deutsche Bank AG or its affiliates would be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦
Potential Deutsche Bank AG Impact on Price — Trading or transactions by Deutsche Bank AG or its affiliates in the stocks comprising the Index, or in futures, options, exchange-traded funds or other derivative products on the stocks comprising the Index, may adversely affect the market value of the stocks composing the Index, the level of the Index, and, therefore, the value of the Securities.

♦
Trading and Other Transactions By Us or Our Affiliates, or UBS AG or Its Affiliates, in the Equity and Equity Derivative Markets May Impair the Value of the Securities — We or one or more of our affiliates expect to hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Index and make it less likely that you will receive a return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS AG or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Index. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies relating to the Securities.

♦
Potential Conflict of Interest — Deutsche Bank AG and its affiliates may engage in business with the issuers of the stocks composing the Index, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. Deutsche Bank AG, as the calculation agent, will determine the Index Return and Payment at Maturity based on observed levels of the Index in the market. The calculation agent can postpone the determination of the Index Return or the Maturity Date if a market disruption event occurs on the Final Valuation Date.

♦
We and Our Affiliates or UBS AG and Its Affiliates, May Publish Research, Express Opinions or Provide Recommendations That Are Inconsistent With Investing in or Holding the Securities. Any Such Research, Opinions or Recommendations Could Affect the Index Return to Which the Securities Are Linked and the Value of the Securities — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

♦
The U.S. Federal Income Tax Consequences of an Investment in the Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts that are not debt. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be materially and adversely affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Examples at Maturity
The following table and hypothetical examples below illustrate the Payment at Maturity per $10.00 Security for a hypothetical range of performances for the Index from -100.00% to +100.00%, reflect the Multiplier of 2.00 and the Buffer Amount of 10.00%, and assume a Maximum Gain of 21.00% (the midpoint of the Maximum Gain range of 18.50% to 23.50%) and an Initial Index Level of 1,400.00. The actual Maximum Gain and Initial Index Level will be determined on the Trade Date. The hypothetical Payment at Maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Securities. The actual Payment at Maturity will be determined based on the Final Index Level on the Final Valuation Date. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Final Index Level	Percentage Change in Index (%)	Payment at Maturity ($)	Return on Securities per $10.00 Issue Price (%)(1)	Return on Securities per $9.80 Issue Price (%)(2)
2,800.00	100.00%	$12.10	21.00%	23.47%
2,660.00	90.00%	$12.10	21.00%	23.47%
2,520.00	80.00%	$12.10	21.00%	23.47%
2,380.00	70.00%	$12.10	21.00%	23.47%
2,240.00	60.00%	$12.10	21.00%	23.47%
2,100.00	50.00%	$12.10	21.00%	23.47%
1,960.00	40.00%	$12.10	21.00%	23.47%
1,820.00	30.00%	$12.10	21.00%	23.47%
1,680.00	20.00%	$12.10	21.00%	23.47%
1,547.00	10.50%	$12.10	21.00%	23.47%
1,540.00	10.00%	$12.00	20.00%	22.45%
1,470.00	5.00%	$11.00	10.00%	12.24%
1,400.00	0.00%	$10.00	0.00%	2.04%
1,330.00	-5.00%	$10.00	0.00%	2.04%

Final Index Level	Percentage Change in Index (%)	Payment at Maturity ($)	Return on Securities per $10.00 Issue Price (%)(1)	Return on Securities per $9.80 Issue Price (%)(2)
1,260.00	-10.00%	$10.00	0.00%	2.04%
1,120.00	-20.00%	$9.00	-10.00%	-8.16%
980.00	-30.00%	$8.00	-20.00%	-18.37%
840.00	-40.00%	$7.00	-30.00%	-28.57%
700.00	-50.00%	$6.00	-40.00%	-38.78%
560.00	-60.00%	$5.00	-50.00%	-48.98%
420.00	-70.00%	$4.00	-60.00%	-59.18%
280.00	-80.00%	$3.00	-70.00%	-69.39%
140.00	-90.00%	$2.00	-80.00%	-79.59%
0.00	-100.00%	$1.00	-90.00%	-89.80%
(1)
This “Return on Securities per $10.00 Issue Price” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10.00 Face Amount to the Issue Price of $10.00 per Security for all brokerage account investors.

(2)
This “Return on Securities per $9.80 Issue Price” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10.00 Face Amount to the Issue Price of $9.80 per Security, which is the Issue Price for investors in certain fee-based advisory accounts. See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.

Example 1 — The Final Index Level of 1,960.00 is greater than the Initial Index Level of 1,400.00, resulting in an Index Return of 40.00%. Because 2.00 times the Index Return of 40.00% is greater than the Maximum Gain of 21.00%, Deutsche Bank AG will pay you the Face Amount plus a return equal to the Maximum Gain of 21.00%, resulting in a Payment at Maturity of $12.10 per $10.00 Security (a return of 21.00% for brokerage account investors and 23.47% for advisory account investors), calculated as follows:

$10.00 + ($10.00 × Maximum Gain)
$10.00 + ($10.00 × 21.00%) = $12.10

Example 2 — The Final Index Level of 1,470.00 is greater than the Initial Index Level of 1,400.00, resulting in an Index Return of 5.00. Because 2.00 times the Index Return of 5.00% is less than the Maximum Gain of 21.00%, Deutsche Bank AG will pay you the Face Amount plus a return equal to 10.00%, resulting in a Payment at Maturity of $11.00 per $10.00 Security (a return of 10.00% for brokerage account investors and 12.24% for advisory account investors), calculated as follows:

$10.00 + ($10.00 × Index Return x Multiplier)
$10.00 + ($10.00 × 5.00% x 2.00) = $11.00

Example 3 — The Final Index Level of 1,260.00 is less than the Initial Index Level of 1,400.00, resulting in an Index Return of -10.00%. Because the Index Return of -10.00% is negative, and the Index’s percentage decline is not more than the Buffer Amount of 10.00%, Deutsche Bank AG will pay you a Payment at Maturity of $10.00 per $10.00 Security (a return of 0.00% for brokerage account investors and 2.04% for advisory account investors).

Example 4 — The Final Index Level of 840.00 is less than the Initial Index Level of 1,400.00, resulting in an Index Return of -40.00%. Because the Index Return of -40.00% is negative and the Index’s percentage decline is more than the Buffer Amount of 10.00% by 30.00%, Deutsche Bank AG will pay you less than the full Face Amount, resulting in a loss of 1.00% of the Face Amount for every 1.00% the Final Index Level is less than the Initial Index Level in excess of the Buffer Amount, and the Payment at Maturity of $7.00 per $10.00 Security (a return of -30.00% for brokerage account investors and -28.57% for advisory account investors) will be calculated as follows:

$10.00 + [$10.00 × (Index Return + Buffer Amount)]
$10.00 + [$10.00 × (-40.00% + 10.00%)] = $7.00

If the Final Index Level is less than the Initial Index Level by a percentage that is more than the Buffer Amount, you will be exposed to the negative Index Return, resulting in a loss on the Face Amount that is equal to the percentage decline in the Index in excess of the Buffer Amount, and you will lose up to 90.00% of the Face Amount.

The S&P 500® Index

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time as compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. On July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, formed a new joint venture, S&P Dow Jones Indices, which owns the S&P Indices business and the Dow Jones Indexes business, including the S&P 500® Index.This is only a summary of the S&P 500® Index. For more information on the S&P 500® Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “The S&P Indices — The S&P 500® Index” in the accompanying underlying supplement No. 1 dated September 29, 2009.

The graph below illustrates the performance of the S&P 500® Index from August 30, 2007 to August 30, 2012. The closing level of the S&P 500® Index on August 30, 2012 was 1,399.48. The historical levels of the S&P 500® Index should not be taken as an indication of future performance and no assurance can be given as to the Index Return on the Final Valuation Date, or any future closing level of the Index. We cannot give you assurance that the performance of the Index will result in an amount payable at maturity of more than 10.00% of the Face Amount.

What Are the Tax Consequences of an Investment in the Securities?
In the opinion of our special tax counsel, Davis Polk & Wardwell LLP, which is based on prevailing market conditions, the Securities should be treated for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, (i) you should not recognize taxable income or loss prior to the maturity or disposition of your Securities, and (ii) your gain or loss on the Securities should be capital gain or loss and should be long-term capital gain or loss if you have held the Securities for more than one year. The IRS or a court may not agree with this treatment, however, in which case the timing and character of income or loss on your Securities could be materially and adversely affected.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Securities. The notice focuses in particular on whether holders of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)
UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc. (“DBSI”), acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.20 per $10.00 Security. We will agree that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to its affiliates at the price to the public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Securities, minus a concession not to exceed the discounts and commissions indicated on the cover for distribution of the Securities to brokerage accounts. The price to the public for all purchases of Securities in brokerage accounts is $10.00 per Security. With respect to sales to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment adviser, UBS Financial Services Inc. will act as placement agent for such sales at an Issue Price of $9.80 per Security and will not receive a sales commission. DBSI, one of the agents for this offering, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.